ADDENDUM TO INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

"Part Two: COMPENSATION TO INVESTMENT MANAGER" paragraph (1) of the Investment Management and Services Agreement between IDS Life Series Fund, Inc. (the Fund) and IDS Life Insurance Company (IDS Life) dated December 17, 1985, has been modified as follows. All other provisions of this Investment Management and Services Agreement remain in full force and effect.

(1) The Fund agrees to pay IDS Life, and IDS Life covenants and agrees to accept from the Fund in full payment for all the services furnished, and for the use of all facilities and equipment, and for all expenses paid or reimbursed by IDS Life hereunder, a fee for each calendar day of each year equal to the total of 1/365th (1/366th in each leap year) of:

         .70 percent for the Equity Portfolio
         .70 percent for the Income Portfolio
         .70 percent for the Managed Portfolio
         .70 percent for the Government Securities Portfolio .95 percent for the International Equity Portfolio and .50 percent for the Money Market Portfolio to be computed for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the said fee for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein, "net assets" as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

IN                                                   WITNESS WHEREOF, the
                                                     parties have executed the
                                                     Addendum as of the 28th day
                                                     of October, 1994 IDS LIFE
                                                     SERIES FUND, INC.

Attest: /s/ Colleen Curran                           By: /s/ Richard W. Kling
                Colleen Curran                               Richard W. Kling

Title:        Secretary                              Title:    President


                                                     IDS LIFE INSURANCE COMPANY

Attest: /s/ Nancy Careaga                         By: /s/ William A.  Stoltzmann
            Nancy Careaga                                  William A. Stoltzmann

Title:      Assistant Secretary                      Title:    Vice President



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ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

The following provision is added to Section 6, Compensation to IDS, of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and IDS/American Express, Inc. (IDS) [now known as American Express Financial Corporation] dated July 11, 1984. All other provisions of this Investment Advisory Agreement remain in full force and effect.

6. Compensation to IDS. In addition to the fee for services provided under the Investment Advisory Agreement described above, IDS Life Series Fund, Inc. for the International Equity Portfolio shall pay IDS life a fee for each calendar day of each year equal to the total of 1/365th (1/366th in each leap year) of 0.10% of the total net assets of the International Equity Portfolio for a total of 0.35% of the net assets of the International Equity Portfolio. This additional 0.10% fee shall be paid on a monthly basis in cash by IDS Life to IDS within five (5) business days after the last day of each month.

(IN WITNESS WHEREOF, the parties have executed the Addendum as of the 1st day of January, 1995.)


                                                     IDS LIFE INSURANCE COMPANY

Attest:/s/ Nancy Careaga                             By:/s/ Richard W. Kling
           Nancy Careaga                                    Richard W. Kling

Title:  Assistant Secretary                          Title:  President


                                                     AMERICAN EXPRESS FINANCIAL
                                                     CORPORATION

Attest:/s/ Colleen Curran                          By:/s/ William A. Stoltzmann
           Colleen Curran                                 William A. Stoltzmann

Title:       Secretary                               Title:  Vice President